                                                                     EXHIBIT 2.2

              FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

          This First Amendment to the Agreement and Plan of Merger (the "Amendment") is entered as of December 8, 1999 by and among Raymond Karsan Holdings, Inc., a Pennsylvania corporation ("RKH"), Raymond Karsan Associates, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of RKH ("RKA"), International Holding Company Inc., a Pennsylvania corporation ("IHC") and Insurance Services, Inc. a Pennsylvania corporation ("ISI"). RKH, RKA, IHC and ISI are referred to individually herein as a "Party" and collectively herein as
                                              -----
the "Parties."
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                                   Recitals
                                   --------

          WHEREAS, the Parties entered into an Agreement and Plan of Merger dated as of November 29, 1999 (the "Merger Agreement") pursuant to which IHC and ISI will merge with and into RKA, with RKA as the continuing surviving entity (the "Merger"), in exchange for which the shareholders of IHC and ISI will receive common stock of RKH in the manner set forth herein;

          WHEREAS, the Board of Directors of RKH has approved an Amendment to the Articles of Incorporation of RKH (the "Amended Articles") pursuant to which the authorized capital of RKH shall consist of (i) Class A common stock (the "RKH Class A Common Stock"), (ii) Class B common stock and (iii) preferred stock, with each class of capital stock of RKH having such relative rights, interests, preferences and entitlements as set forth in the Amended Articles;

          WHEREAS, the Parties desire to amend the Merger Agreement as provided in this Amendment for the limited purpose of providing that the shareholders of IHC and ISI will receive Class A Common Stock of RKH (as opposed to common stock of RKH as originally contemplated by the Merger Agreement);

          NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and the Merger Agreement, intending to be legally bound hereby, the Parties hereto hereby agree to amend the Merger Agreement as follows:

1.   Definition of RKH Common Stock

     All references in the Merger Agreement to "common stock of RKH" and "RKH Common Stock" shall be deleted and inserted in their place shall be inserted the words "Class A common stock of RKH" and "RKH Class A Common Stock," respectively.

2. Section 3.1(d) of the Merger Agreement shall be amended and restated in its entirety to read as follows:

     (d)  Capitalization as to RKH and RKA.  Each of RKH and RKA represent and
          --------------------------------
     warrant that all issued and outstanding shares of capital stock of RKH and RKA have been validly issued and are fully paid and nonassessable.

3. The first sentence in Section 5.1 shall be amended and restated in its entirety to read as follows:

     The obligations of the Parties to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by any of the
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     Parties, as the case may, to the extent permitted by applicable law, provided, however, that neither party can waive the condition set forth in
     Section 5.1(d), without again submitting the Merger Agreement to the shareholders of each of IHC and ISI.

4. New Section 5.1(d) shall be added to the Merger Agreement to read as follows:

     (d) No more than twenty-five percent (25%) of the shareholders of IHC and no more than twenty-five percent (25%) of the shareholders of ISI shall have exercised dissenters rights as provided in Section 1.7 of the Merger Agreement.

5. New Section 7.11 shall be added to the Merger Agreement and shall read as follows:

     Section 7.11 Reorganization.  This Agreement is intended to be a plan of
                  --------------
     reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each of the Mergers is intended to be reorganizations within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

6. Section 7 of the Merger Agreement (together with this Amendment) shall apply with equal force and effect to this Amendment as if fully set forth herein.


                        Space Intentionally Left Blank

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

     IN WITNESS WHEREOF, this First Amendment to the Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                    INTERNATIONAL HOLDING
                                    COMPANY, INC,


                                    By: /s/ Donald Volk
                                        --------------------------
                                    Title: Chief Financial Officer
                                           -----------------------


                                    INSURANCE SERVICES, INC.


                                    By: /s/ Donald Volk
                                        --------------------------
                                    Title: Chief Financial Officer
                                           -----------------------


                                    RAYMOND KARSAN HOLDINGS, INC.


                                    By: /s/ Elliot H. Clark
                                        --------------------------
                                    Title: Chief Operating Officer
                                           -----------------------


                                    RAYMOND KARSAN ASSOCIATES, INC.


                                    By: /s/ Elliot H. Clark
                                        --------------------------
                                    Title: Chief Operating Officer
                                           -----------------------



                              [End of Executions]



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